EXHIBIT 99.1
LIONSGATE REPORTS REVENUES OF $218.2 MILLION FOR SECOND
QUARTER OF FISCAL 2007, 3% INCREASE FROM PRIOR YEAR QUARTER;
PRETAX LOSS OF $15.3 MILLION COMPARES TO PRETAX LOSS OF
$14.6 MILLION IN PRIOR YEAR QUARTER
Company Reports $24.1 Million In Free Cash Flow For F2007 Second Quarter
Santa Monica, CA, and Vancouver, BC, November 9, 2006 — Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, reported revenues of $218.2 million, free cash flow of $24.1 million and a pretax loss of $15.3 million for its fiscal 2007 second quarter ended September 30, 2006, the Company announced today.
Lionsgate reported a basic loss per common share of $0.14 on 104.9 million weighted average common shares outstanding compared to a basic loss per common share of $0.14 on 102.4 million weighted average common shares outstanding in the prior year quarter.
“Our core businesses continue to perform strongly and we remain well positioned for a very successful fiscal 2007 in line with our expectations,” said Lionsgate Chief Executive Officer Jon Feltheimer. “Our recent acquisition of the television syndication company Debmar-Mercury, the launch of our FEARNet branded horror channel, our addition of important new family entertainment franchises, strong international results and the consistent performance of our theatrical box office franchises all underscore our continued steady growth.”
The Company noted that its filmed entertainment backlog increased to $248.7 million in the second quarter, its highest level ever, reflecting future revenue not yet recorded from contracts.
Lionsgate also had total cash and auction rate notes of more than $200 million at the end of the second quarter and subsequently announced the redemption of $60.0 million of 4 7/8% senior subordinated notes, which will reduce interest expense by $2.9 million annually and leave the Company’s remaining subordinated debt fixed at a long-term blended rate of 3.31%.
Theatrical revenue of $20.5 million during the second quarter increased 9% compared to $18.8 million in the prior year quarter, driven primarily by the box office successes THE DESCENT and CRANK. Lionsgate’s EMPLOYEE OF THE MONTH and box office hit SAW III were both released after the close of the second quarter, although much of the theatrical marketing cost of EMPLOYEE OF THE MONTH was included in the second quarter due to its October 6 release date. Lionsgate has now achieved four consecutive wide release theatrical box office successes.

Lionsgate’s home video revenue of $115.1 million decreased 4% compared to $119.9 million with few major theatrical drivers on DVD in the quarter. Significant titles included AKEELAH AND THE BEE, ULTIMATE AVENGERS 2, along with continuing sales of Tyler Perry’s MADEA’S FAMILY REUNION (released June 27) and the Tyler Perry catalog titles MADEA GOES TO JAIL and WHY DID I GET MARRIED.
International revenue of $17.1 million in the second quarter increased 73% compared to $9.9 million in the prior year’s quarter, including a $6.1 million contribution from Lionsgate U.K., which released THE WICKER MAN and RIGHT AT YOUR DOOR theatrically and AN AMERICAN HAUNTING and A COCK AND BULL STORY on DVD. Additional international revenue was generated by SAW II, CRANK, UNDISCOVERED, THE LOST CITY, HARD CANDY and the stage play DIRTY DANCING, currently showing in the UK and Germany.
Television revenue included in the motion picture segment was $33.4 million in the second quarter, an 82% increase compared to $18.4 million in the prior year’s quarter. The gain was attributable to several strong theatrical titles with television windows opening in the second quarter, including SAW II, LORD OF WAR, WAITING and IN THE MIX.
Television production revenue of $31.6 million in the quarter decreased 26% compared to $42.7 million in the prior year’s quarter, due primarily to lower international television revenue and lower domestic licensing revenue because the majority of the Company’s current television production of 12 prime time series is backloaded. Domestic deliveries in the quarter included DIRTY DANCING: THE REALITY SERIES for WE, season 2 of WEEDS for Showtime, LOVESPRING for Lifetime and I PITY THE FOOL for TV Land. Such new series as HIDDEN PALMS for CW, DRESDEN FILES and LOST ROOM for Sci-Fi, WHITE BOYZ N THE HOOD for Showtime, MAD MEN for AMC and KILL PIT for SPIKE, as well as the third season of WILDFIRE for ABC Family, are all slated for delivery in future quarters. WILDFIRE has already been picked up for a fourth season by ABC Family.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2007 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Friday, November 10, 2006. Interested parties may participate live in the conference call by calling 1-888-276-0007 (1-612-332-0637 outside the U.S. and Canada). A full digital replay will be available from Friday, November 10, through Friday, November 17, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 845301.

Lionsgate is the leading independent filmed entertainment studio, winning this year’s Best Picture Academy Award ® for CRASH, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 10,000 titles is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
*                    *                    *                    *                    *
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business, the success of our fiscal 2007, and the timing of revenues expected from our upcoming television series. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on June 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The tables attached to this press release include reconciliations of non-GAAP financial measures to GAAP financial measures.

LIONS GATE ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2006	2006
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$52,762	$46,978
Restricted cash	2,544	820
Investments — auction rate securities	146,749	167,081
Investments — equity securities	14,040	14,921
Accounts receivable, net of reserve for video returns and allowances of $67,197 (March 31, 2006 - $73,366) and provision for doubtful accounts of $10,248 (March 31, 2006 - $10,934)	94,291	182,659
Investment in films and television programs	515,236	417,750
Property and equipment	9,942	7,218
Goodwill	196,665	185,117
Other assets	23,271	30,705

	$1,055,500	$1,053,249

LIABILITIES
Accounts payable and accrued liabilities	$159,396	$188,793
Unpresented bank drafts	—	14,772
Film obligations	320,895	284,987
Subordinated notes	385,000	385,000
Deferred revenue	53,230	30,427

	918,521	903,979

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 105,416,841 at September 30, 2006 and 104,422,765 at March 31, 2006 shares issued and outstanding	334,836	328,771
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted share units	—	5,178
Unearned compensation	—	(4,032)
Accumulated deficit	(195,126)	(177,130)
Accumulated other comprehensive loss	(2,731)	(3,517)

	136,979	149,270

	$1,055,500	$1,053,249

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	(Amounts in thousands, except per share amounts)
Revenues	$218,169	$210,978	$390,625	$403,818

Expenses:
Direct operating	94,723	108,479	163,268	208,224
Distribution and marketing	113,345	97,688	200,391	191,169
General and administration	21,727	15,074	40,960	32,342
Depreciation	581	387	1,125	932

Total expenses	230,376	221,628	405,744	432,667

Operating Loss	(12,207)	(10,650)	(15,119)	(28,849)

Other Expense (Income):
Interest expense	4,904	4,632	9,580	9,256
Interest rate swaps mark-to-market	—	104	—	123
Interest income	(2,286)	(851)	(4,847)	(1,916)

Total other expenses	2,618	3,885	4,733	7,463
Loss Before Equity Interests and Income Taxes	(14,825)	(14,535)	(19,852)	(36,312)
Equity interests	(435)	(54)	(377)	(54)

Loss Before Income Taxes	(15,260)	(14,589)	(20,229)	(36,366)
Income tax provision (benefit)	(868)	391	(2,233)	461

Loss before discontinued operations	(14,392)	(14,980)	(17,996)	(36,827)
Income from discontinued operations, net of tax of nil	—	874	—	902

Net loss	$(14,392)	$(14,106)	$(17,996)	$(35,925)

Basic and Diluted Loss Per Common Share From Continuing Operations	$(0.14)	$(0.15)	$(0.17)	$(0.36)
Basic and Diluted Earnings Per Common Share From Discontinued Operations	—	0.01	—	0.01

Basic and Diluted Net Loss per Common Share	$(0.14)	$(0.14)	$(0.17)	$(0.35)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

									Accumulated
			Series B		Restricted			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Loss	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2005	101,843,708	$305,662	10	$—	$—	$—	$(183,226)		$(5,297)	$117,139
Exercise of stock options	361,310	1,408								1,408
Issuance to directors for services	20,408	203								203
Impact of previously modified stock options	—	27								27
Issuance of common shares in connection with acquisition of film assets	399,042	3,775								3,775
Issuance of common shares in connection with acquisition of common shares of Image Entertainment	1,104,004	11,537								11,537
Issuance of common shares in connection with acquisition of Redbus	643,460	5,643								5,643
Issuance of restricted share units					5,694	(5,694)				—
Amortization of restricted share units						1,662				1,662
Vesting of restricted share units	50,833	516			(516)					—
Comprehensive income (loss)
Net income							6,096	$6,096		6,096
Foreign currency translation adjustments								2,223	2,223	2,223
Net unrealized loss on foreign exchange contracts								(356)	(356)	(356)
Unrealized loss on investments — available for sale								(87)	(87)	(87)

Comprehensive income								$7,876

Balance at March 31, 2006	104,422,765	328,771	10	—	5,178	(4,032)	(177,130)		(3,517)	149,270
Reclassification of unearned compensation and restricted share common units upon adoption of SFAS No. 123(R)		1,146			(5,178)	4,032				—
Exercise of stock options	897,388	2,429								2,429
Vesting of restricted share units	77,084									—
Issuance to directors for services	19,604	179								179
Stock based compensation		2,311								2,311
Comprehensive loss
Net loss							(17,996)	$(17,996)		(17,996)
Foreign currency translation adjustments								1,680	1,680	1,680
Net unrealized loss on foreign exchange contracts								(14)	(14)	(14)
Unrealized loss on investments — available for sale								(880)	(880)	(880)

Comprehensive loss								$(17,210)		—

Balance at September 30, 2006	105,416,841	$334,836	10	$—	—	$—	$(195,126)		$(2,731)	$136,979

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30,	September 30,
	2006	2005
	(Amounts in thousands)
Operating Activities:
Net loss	$(17,996)	$(35,925)
Income from discontinued operations	—	902

Loss from continuing operations	(17,996)	(36,827)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	1,125	932
Amortization of deferred financing costs	1,957	1,849
Amortization of films and television programs	81,998	134,409
Amortization of intangible assets	488	1,240
Non-cash stock-based compensation	2,490	836
Interest rate swaps mark-to-market	—	123
Equity interests	377	54
Changes in operating assets and liabilities:
Restricted cash	(1,724)	1,916
Accounts receivable, net	99,804	14,817
Increase in investment in films and television programs	(164,071)	(157,411)
Other assets	5,543	(2,764)
Accounts payable and accrued liabilities	(34,039)	20,786
Unpresented bank drafts	(14,772)	—
Film obligations	27,286	76,632
Deferred revenue	22,316	(19,992)

Net Cash Flows Provided By Operating Activities — continuing operations	10,782	36,600
Net Cash Flows Provided By Operating Activities — discontinued operations	—	1,128

Net Cash Flows Provided By Operating Activities	10,782	37,728

Investing Activities:
Purchases of investments — auction rate securities	(296,043)	(137,827)
Purchases of investments — equity securities	—	(3,470)
Sales of investments — auction rate securities	316,375	47,500
Cash received from sale of investment	—	2,945
Acquisition of Debmar, net of cash acquired	(24,112)	—
Purchases of property and equipment	(3,537)	(2,157)

Net Cash Flows Used In Investing Activities — continuing operations	(7,317)	(93,009)
Net Cash Flows Provided By Investing Activities — discontinued operations	—	65

Net Cash Flows Used In Investing Activities	(7,317)	(92,944)

Financing Activities:
Issuance of common shares	2,429	681
Financing Fees	—	(260)
Repayment of subordinated notes	—	(5,000)

Net Cash Flows Provided By (Used In) Financing Activities — continuing operations	2,429	(4,579)

Net Cash Flows Used In Financing Activities — discontinued operations	—	(2,211)
Net Cash Flows Provided By (Used In) Financing Activities	2,429	(6,790)
Net Change In Cash And Cash Equivalents	5,894	(62,006)
Foreign Exchange Effects on Cash	(110)	514
Cash and Cash Equivalents — Beginning Of Period	46,978	112,839

Cash and Cash Equivalents — End Of Period	$52,762	$51,347

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$25,806	$7,561	$10,782	$37,728
Purchases of property and equipment	(1,706)	(1,463)	(3,537)	(2,092)
Decrease in Unpresented Bank Drafts	—	—	14,772	—

Free Cash Flow as defined	$24,100	$6,098	$22,017	$35,636

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.